Exhibit 10.3.2
REDACTED VERSION

ADDENDUM

TO

ALBUMIN SUPPLY AGREEMENT

*** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.  ***

This Addendum to Albumin Supply Agreement (this “Addendum”) is entered into effective as of September 27, 2002, by and among Instituto Grifols, S.A., a company organized under the laws of Spain (“Grifols”), and SeraCare Life Sciences, Inc., a California corporation (the “Supplier”).

WHEREAS, Grifols and SeraCare, Inc. signed an Albumin Supply Agreement dated June 22, 1999;

WHEREAS, pursuant to that certain Amendment Nr. 1 to Albumin Supply Agreement, dated June 10, 2001 (the Albumin Supply Agreement as amended by Amendment Nr. 1 to Albumin Supply Agreement is referred to herein as the “Albumin Supply Agreement”), SeraCare, Inc. assigned its rights and obligations under the Albumin Supply Agreement to Supplier effective as of September 25, 2001;

WHEREAS, Wyeth Pharmaceuticals, Inc., a Delaware corporation (“Wyeth”), Supplier and Grifols are proposing to enter into a long-term agreement pursuant to which Supplier would supply Wyeth with Human Albumin manufactured by Grifols (the “Wyeth Supply Agreement”); and

WHEREAS, Supplier has requested that the parties modify certain of the terms of the Albumin Supply Agreement to conform to the Wyeth Supply Agreement to avoid any material inconsistencies between the parties’ obligations under the Wyeth Supply Agreement and the parties’ obligations under the Albumin Supply Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.    Capitalized terms used but not defined herein shall have the respective meanings set forth in the Albumin Supply Agreement.

2.    Term.    Solely to the extent necessary to allow Supplier to meet its obligations under the Wyeth Supply Agreement, the term of the Albumin Supply Agreement is hereby extended to May 31, 2007, from March 31, 2006. Thereafter, solely to the extent necessary to allow Supplier to meet its obligations under the Wyeth Supply Agreement, the Albumin Supply Agreement shall be extended from year to year unless terminated by either party by giving no less than twelve (12) months prior written notice to the other. In the event that the Wyeth Supply Agreement is terminated, this Section 2 shall also be terminated (effective as of the date of termination of the Wyeth Supply Agreement) and of no further force and effect.

3.    Price.    ***

4.    Payment Terms.    Solely with respect to Human Albumin purchased by Supplier under the Albumin Supply Agreement for sale to Wyeth under the Wyeth Supply Agreement, payment by Supplier to Grifols for such Human Albumin shall be made by Supplier to Grifols net thirty (30) days from the date of delivery of the Human Albumin to the common carrier specified by Wyeth pursuant to the Wyeth Supply Agreement.

5.    Scope of Addendum.    This Addendum modifies the Albumin Supply Agreement only to the extent set forth herein. Solely as between Supplier and Grifols in the event of any conflict between the terms of this Addendum and the terms of the Albumin Supply Agreement, the terms of this Addendum shall control; and (ii) in the event of any conflict between the terms of the Wyeth Supply Agreement and the Albumin Supply Agreement, the terms of the Wyeth Supply Agreement shall control.

6.    Counterparts.    This Addendum may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Grifols and Supplier have caused this Addendum to be signed by their respective officers thereunder duly authorized all as of the date first written above.

INSTITUTO GRIFOLS, S.A.	SERACARE LIFE SCIENCES, INC.

By: /s/ Ramon Riera	By: /s/Michael Crowley Jr

Name: Ramon Riera	Name: Michael Crowley Jr.

Title: Proxy	Title: CEO/President

***  Confidential Information omitted and filed separately with the Securities and Exchange Commission.

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